maughansullivanllc

A CERTIFIED PUBLIC ACCOUNTING FIRM

PCAOB REGISTERED

PO Box 347

Manchester, VT 05254

www.maughansullivanllc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Offering Statement on Form 1-A of our independent auditors’ report dated April 1, 2019, with respect to our audit of the consolidated financial statements of Wizard Entertainment, Inc. which comprise the consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes.

Very truly yours,

/s/ MaughanSullivan LLC

Manchester, VT

November 8, 2019

114 Cemetery Avenue PO Box 347 Manchester, VT 05254 802.768.8521 lindajoy@maughansullivanllc.com	2732 E Water Vista Way Sandy, UT 84093 801-910.4221 heber@maughansullivanllc.com	701 Brickell Ave., Ste. 1550 Miami, FL 33131 305.728.5183 t 305.728.5288 f	48 Wall Street, 11th Floor New York, NY 10005 305.728.5183 t 305.728.5288 f